UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2015

Cleveland BioLabs, Inc.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street Buffalo, NY	14203
(Address of Principal Executive Offices)	(Zip Code)

(716) 849-6810

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 5.02 below and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2015, Cleveland BioLabs, Inc. (the "Company") entered into an Employment Agreement with Langdon L. Miller, M.D. (the “Employment Agreement”) pursuant to which Dr. Miller has agreed to serve as the Company’s President and Chief Medical Officer, effective as of May 4, 2015.

Prior to accepting his position as President and Chief Medical Officer of the Company, Dr. Miller, age 61 years, served as a senior medical advisor to the Company since 2014. Dr. Miller has more than 20 years of experience in the design and conduct of translational and clinical drug development programs in oncology (both in hematological and solid tumors) and orphan diseases (including cystic fibrosis, muscular dystrophy, and hemophilia). From 2013 until he joined the Company, Dr. Miller provided consulting services to a variety of life sciences companies. Before that Dr. Miller held leadership positions in government and in large and small biopharmaceutical companies, including the National Cancer Institute, Pharmacia Corporation, PTC Therapeutics, Calistoga Pharmaceuticals, and Gilead Sciences. He holds a Doctorate of Medicine from Northwestern University and completed his residency in internal medicine at the University of Minnesota and an oncology fellowship at Stanford University.

Under the Employment Agreement, Dr. Miller is expected to use his best efforts to devote not less than one thousand (1,000) hours per year (the “Hours Target”) to performance of his duties for the Company. The Employment Agreement provides for an initial annual base salary of $300,000, subject to review and adjustment from time to time by the Company’s board of directors (or a committee thereof) in its sole discretion; provided that if Dr. Miller works more than the Hours Target during any annual period during the term of the Employment Agreement, upon approval of the Company, in addition to the base salary, he shall be paid $350 per hour for each hour of work beyond Hours Target for the remainder of that year. Under the Employment Agreement the Company is prohibited from decreasing Dr. Miller’s then current base salary other than as part of an across-the-board salary reduction similarly affecting all executive officers of the Company.

Under the Employment Agreement, Dr. Miller will also receive an option to purchase 10,000 shares of the Company’s common stock, of which 100% will vest on May 4, 2016. Further, Dr. Miller is eligible to participate in both the Company’s Annual Executive Bonus Plan and Long-Term Executive Compensation Incentive Plan, with bonus targets under each plan equal to fifty percent (50%) of Dr. Miller’s base salary, subject to the terms and conditions of each plan, as revised from time to time.

Under the Employment Agreement, Dr. Miller is required to provide the Company sixty (60) days’ prior written notice of his intention to terminate his employment without “good reason”, as defined in the Employment Agreement. The Employment Agreement also provides that if Dr. Miller’s employment is terminated without “cause”, as defined in the Employment Agreement, or for good reason, subject to his executing a general release of claims Dr. Miller will be entitled to (A) an amount equal to the base salary that would otherwise have been payable if Dr. Miller continued his employment with the Company for a twelve month period (the “Salary Severance Period”) and (B) continued vesting of his stock options according to their established schedules throughout the Salary Severance Period and continued ability to exercise all vested options throughout the Salary Severance Period (but in no event later than the expiration date of the options). In addition to the cash severance payments described above, in the event Dr. Miller’s employment is terminated without cause or for good reason within 12 months of a “change in control”, as defined in the Employment Agreement, Dr. Miller will also be entitled to (C) accelerated vesting of all outstanding options granted in connection with his Employment Agreement, which options will remain exercisable throughout the Salary Severance Period (but in no event later than the expiration date of the options) and (D) payment of an annual bonus based on the targeted annual bonus amount then in effect for the severance period.

The Employment Agreement contains a “best executive choice” provision whereby if the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) relating to “parachute payments” (as defined in the Code) are applicable to any payment or benefit in connection with a change in control (the “CIC Payment”), then (a) at Dr. Miller’s request, the Company will to submit such CIC Payment to a shareholder vote intended to comply with the provisions of Section 280G(b)(5) of the Code, or (b) in the event that Dr. Miller does not request such a shareholder vote or the provisions of Section 280G(b)(5) are inapplicable to the Company, then Dr. Miller may elect either to receive the full amount of such CIC Payment, subject to the excise tax, if any, on excess parachute payments or to reduce the amount of such CIC Payment to an amount that will prevent the imposition of such excise tax, whichever results in Dr. Miller’s receipt, on an after-tax basis, of the greatest amount of such CIC Payment.

The Employment Agreement requires Dr. Miller to maintain the confidentiality of information relating to the Company during and after the term of the Employment Agreement and to assign to the Company all “inventions”, as defined in the Employment Agreement, that Dr. Miller conceives or develops or reduces to practice during the term of the Employment Agreement that relate directly to the Company’s proposed business, products or research and development. The Employment Agreement contains a covenant prohibiting solicitation of Company employees, consultants and contractors effective during the term of the Employnent Agreement and for 12 months thereafter as well as other provisions customary for this type of employment agreement. During the term of the Employment Agreement Dr. Miller is free to provide consulting or other services to other companies, which are not directly competitive with the Company so long as the provision of such services does not conflict with his duties to the Company.

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The foregoing is a summary description of the terms and conditions of the Employment Agreement and is qualified in its entirety by the text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no family relationship between Dr. Miller and any director, executive officer, or person nominated or chosen to be nominated or chosen by the Company to become a director or executive officer.

Dr. Miller’s prior position of senior medical advisor to the Company was a consulting position. In that position, during the year ended December 31, 2014, and the three months ended March 31, 2015 Dr. Miller earned $338,275 and $98,438 in consulting fees, respectfully.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Employment Agreement made as of May 4, 2015 by and between Cleveland BioLabs, Inc. and Langdon L. Miller, M.D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: May 8, 2015	By:	/s/ YAKOV KOGAN
	Name:	Yakov Kogan, Ph.D., M.B.A.
	Title:	Chief Executive Officer

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